PRESS RELEASE

INNOSPEC REPORTS THIRD QUARTER FINANCIAL RESULTS

GAAP Loss of $(0.71) per share vs. Diluted EPS of $1.20; Excluding Special Items, Diluted EPS $0.93 vs. $0.78

Sales up 16%; Balance sheet and cash flow strong; NewMarket complaint settled

Littleton, CO – November 1, 2011 – Innospec Inc. (NASDAQ: IOSP) today announced its financial results for the third quarter ended September 30, 2011.

Total net sales for the quarter were $202.1 million, a 16% increase from $174.0 million in the corresponding period last year, with continued strong performance from the Company’s Fuel Specialties and Active Chemicals segments. Reported net loss was $(16.8) million, or $(0.71) per diluted share, compared to net income of $30.0 million, or $1.20 per diluted share, reported a year ago. EBITDA (earnings before interest, taxes, depreciation, amortization and impairment) for the quarter was a loss of $(20.4) million, versus $36.7 million in the year-ago period.

Reported results for the quarter were heavily impacted by several special items totaling $39.5 million, or $1.61 per diluted share, including an after-tax $29.3 million charge relating to the settlement of litigation with NewMarket Corporation, and other items which are summarized in the table below. Excluding these items, diluted earnings per share for the third quarter of 2011 were $0.93, a 19% increase from $0.78 recorded a year ago.

EBITDA and net income excluding special items, and related per-share amounts, are non-GAAP financial measures that are defined and reconciled with GAAP results herein and in the schedules below.

	Quarter ended Sept. 30, 2011		Quarter ended Sept. 30, 2010

	After-tax	Per diluted	After-tax	Per diluted
	(in millions)	share	(in millions)	share

Net (loss)/income	$(16.8)	$(0.68)	$30.0	$1.20

Civil complaint settlement	29.3	1.19	-	-
Foreign exchange losses/(gains)	3.4	0.14	(9.1)	(0.36)
Adjustment of income tax provisions	3.1	0.13	(4.2)	(0.17)
Acquisition-related costs	2.4	0.10	-	-
Civil complaint legal and professional expenses	1.2	0.05	0.8	0.03
Pension charge	0.1	-	2.0	0.08

	39.5	1.61	(10.5)	(0.42)

Net income excluding special items	$22.7	$0.93	$19.5	$0.78

For the first nine months of 2011, total net sales of $573.9 million increased 13% from $505.9 million in the corresponding period last year. Net income for the nine-month period was $29.3 million, or $1.19 per diluted share, compared with $49.4 million, or $1.98 per diluted share, a year ago. Excluding special items, diluted earnings per share for the first nine months of 2011 were $2.52, a 19% increase from $2.11 a year ago. EBITDA for the first nine months of 2011 was $47.3 million, compared with $69.9 million a year ago.

Management Comment on Performance

Patrick Williams, President and Chief Executive Officer, noted, “Clearly, our results have been impacted by both cash and non-cash extraordinary events which cloud the fact that our continued strong operating results and cost-management programs have helped us weather the storm and end the period in a strong fiscal position. Innospec is a resilient company, and we are both cautiously optimistic, and confident of our positive momentum moving forward.

“We see continued potential in the BRIC countries, which is why we have established sales and marketing operations in both Russia and Brazil during the quarter. Similarly, there is an obvious need for stronger service and technological application expertise in the oilfield chemicals industry, as this is a natural area of expansion. We continue to look carefully at strategic acquisitions and other growth options which are supported by our strong balance sheet.

“We are pleased that both of our growth businesses continue to perform very well, advancing at above-market rates and establishing very strong leadership positions in their respective market segments. We continue to invest in the organic growth of these businesses, which have significant potential to contribute further to shareholder value.”

Net sales in Fuel Specialties for the third quarter were $136.1 million, up 19% from $113.9 million in last year’s third quarter. By region, sales increased 6% in the Americas, 35% in Europe, Middle East and Africa (EMEA) and 14% in Asia Pacific. The segment’s gross margin was 28.0% for the quarter, compared with 32.5% a year ago. Operating income for the segment in the quarter was $19.9 million, compared with $18.7 million a year ago. Gross profit margins of 28.0% are sequentially improved from 27.4% in the second quarter, with raw material pricing generally stabilized, continued margin improvement in the near term is possible.

In Active Chemicals, net sales were $43.9 million for the quarter, a 15% increase from $38.2 million a year ago. By region, sales rose 4% in the Americas, 24% in EMEA and 20% in Asia-Pacific. Active Chemicals’ gross margin was 21.9% for the quarter, up from 21.5% a year ago. The segment’s operating income was $5.0 million, up from $4.3 million in last year’s third quarter. While Active Chemicals has been a consistent and solid performer for Innospec, it is a consumer-driven market, for the most part, and expectations must be tempered by the continued worldwide economic difficulties.

Octane Additives’ net sales for the third quarter were $22.1 million, up slightly from $21.9 million a year ago. The segment’s gross margin was 45.2%, up from 42.9% a year ago. The segment recorded a loss for the quarter of $(38.1) million, which included a $45.0 million pre-tax charge, and $1.5 million associated legal and professional expenses, related to the settlement of the company’s litigation with NewMarket Corporation. Details of this action have been previously disclosed. The civil complaint settlement agreement called for a payment of $25.0 million in cash and $5.0 million in shares, which were made in the third quarter, with the remaining $15.0 million to be paid evenly in annual installments over the next three years.

Corporate costs for the quarter were $6.4 million, compared with $7.9 million a year ago. The decrease primarily reflects a lower pension charge and share based compensation accruals partially offset by $3.0 million in acquisition-related costs. The effective tax rate for the quarter was 33.3%, reflecting the impact of the civil settlement and adjustment of income tax provisions.

Net cash generated from operations was $9.4 million, primarily due to tight working capital control. As of September 30, 2011, Innospec had $136.9 million in cash and cash equivalents, exceeding its total debt of $90.0 million by $46.9 million. During the quarter, the Company repurchased 594,336 common shares for $15.4 million under its $40.0 million share repurchase program.

Use of Non-GAAP Financial Measures

The information presented in this press release includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP). These non-GAAP financial measures comprise EBITDA and net income excluding special items, and related per share amounts. EBITDA is net income per our consolidated financial statements adjusted for the exclusion of charges for interest expense (net), income taxes, depreciation, amortization and impairment of Octane Additives segment goodwill. Net income excluding special items is net income per our consolidated financial statements adjusted for the exclusion of civil complaint settlement, foreign exchange losses/(gains), adjustment of income tax provisions, acquisition-related costs, civil complaint legal and professional expenses and pension charge. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided herein and in the schedules below. The Company believes that such non-GAAP financial measures provide useful information to investors and may assist them in evaluating the Company’s underlying performance and identifying operating trends. In addition, management uses these non-GAAP financial measures internally to allocate resources and evaluate the performance of the Company’s operations. While the Company believes that such measures are useful in evaluating the Company’s performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP. In addition, these non-GAAP financial measures may differ from similarly-titled non-GAAP financial measures used by other companies and do not provide a comparable view of the Company’s performance relative to other companies in similar industries. Management believes the most directly comparable GAAP financial measure is GAAP net income and has provided a reconciliation of EBITDA and net income excluding special items, and related per share amounts, to GAAP net income herein and in the schedules below.

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with approximately 850 employees in 20 countries. Innospec manufactures and supplies a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. Innospec's Fuel Specialties business specializes in manufacturing and supplying the fuel additives that help improve fuel efficiency, boost engine performance and reduce harmful emissions. Innospec's Active Chemicals business provides effective technology-based solutions for our customers’ processes or products focused in the Personal Care; Household, Industrial & Institutional; and Fragrance Ingredients markets. Innospec's Octane Additives business is the world's only producer of tetra ethyl lead.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Such forward-looking statements include statements (covered by words like “expects”, “anticipates”, “may”, “believes” or similar words or expressions), for example, which relate to operating performance, events or developments that we expect or anticipate will or may occur in the future (including, without limitation, any of the Company’s guidance in respect of sales, gross margins, pension liabilities and charges, net income, growth potential and other measures of financial performance). Although forward-looking statements are believed by management to be reasonable when made, caution should be exercised not to place undue reliance on such statements because they are subject to certain risks, uncertainties and assumptions, including in respect of the general business environment, regulatory actions or changes. If the risks or uncertainties materialize or assumptions prove incorrect or change, our actual performance or results may differ materially from those expressed or implied by such forward-looking statements and assumptions. Additional information regarding risks, uncertainties and assumptions relating to the Company and affecting our business operations and prospects are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and other reports filed with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, including specifically those under the heading "Risk Factors”. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Brian Watt Innospec Inc. +44-151-356-6241

Brian.Watt@innospecinc.com

Robert D. Ferris RF|Binder Partners +1-212-994-7505

Robert.Ferris@RFBinder.com

					Schedule 1

INNOSPEC INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

		Three Months Ended		Nine Months Ended
		September 30		September 30

		2011	2010	2011	2010
(in millions, except share and per share data)

Net sales		$202.1	$174.0	$573.9	$505.9
Cost of goods sold		(144.4)	(119.4)	(405.3)	(345.9)

Gross profit		57.7	54.6	168.6	160.0

Selling, general and administrative		(72.6)	(28.6)	(127.1)	(80.0)
Research and development		(4.7)	(4.5)	(13.7)	(13.0)
Restructuring charge		-	-	-	(8.5)
Impairment of Octane Additives segment goodwill		(0.6)	(0.6)	(1.7)	(1.7)
Profit on disposal		-	-	-	0.2

Total operating expenses		(77.9)	(33.7)	(142.5)	(103.0)

Operating (loss)/income		(20.2)	20.9	26.1	57.0
Other net (expense)/income		(4.3)	11.6	8.9	0.7
Interest expense (net)		(0.7)	(1.2)	(2.4)	(3.5)

(Loss)/income before income taxes		(25.2)	31.3	32.6	54.2
Income taxes		8.4	(1.3)	(3.3)	(4.8)

Net (loss)/income		$(16.8)	$30.0	$29.3	$49.4

(Loss)/earnings per share	Basic	$(0.71)	$1.26	$1.24	$2.08
	Diluted	$(0.71)	$1.20	$1.19	$1.98

Weighted average shares	Basic	23,711	23,805	23,698	23,757
outstanding (in thousands)	Diluted	23,711	25,002	24,616	24,931

				Schedule 2A
INNOSPEC INC. AND SUBSIDIARIES
SEGMENTAL ANALYSIS

SEGMENTAL ANALYSIS OF RESULTS
	Three Months Ended		Nine Months Ended
	September 30		September 30
(in millions)	2011	2010	2011	2010

Net sales
Fuel Specialties	$136.1	$113.9	$376.5	$330.9
Active Chemicals	43.9	38.2	139.1	113.7
Octane Additives	22.1	21.9	58.3	61.3

	202.1	174.0	573.9	505.9

Gross profit
Fuel Specialties	38.1	37.0	105.6	106.8
Active Chemicals	9.6	8.2	35.0	24.3
Octane Additives	10.0	9.4	28.0	28.9

	57.7	54.6	168.6	160.0

Operating (loss)/income
Fuel Specialties	19.9	18.7	54.5	57.9
Active Chemicals	5.0	4.3	21.7	12.0
Octane Additives	(38.1)	6.4	(27.8)	24.7
Pension charge	(0.1)	(2.5)	(0.3)	(8.4)
Corporate costs	(6.3)	(5.4)	(20.3)	(19.2)

	(19.6)	21.5	27.8	67.0

Restructuring charge	-	-	-	(8.5)
Impairment of Octane Additives segment goodwill	(0.6)	(0.6)	(1.7)	(1.7)
Profit on disposal	-	-	-	0.2

Total operating (loss)/income	$(20.2)	$20.9	$26.1	$57.0

				Schedule 2B

NON-GAAP MEASURES
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2011	2010	2011	2010
(in millions)

Net (loss)/income	$(16.8)	$30.0	$29.3	$49.4
Interest expense (net)	0.7	1.2	2.4	3.5
Income taxes	(8.4)	1.3	3.3	4.8
Depreciation and amortization	3.5	3.6	10.6	10.5
Impairment of Octane Additives segment goodwill	0.6	0.6	1.7	1.7

EBITDA	(20.4)	36.7	47.3	69.9

Fuel Specialties	21.0	19.9	57.9	61.4
Active Chemicals	6.5	5.8	26.2	16.5
Octane Additives	(37.6)	6.9	(26.4)	26.1
Pension charge	(0.1)	(2.5)	(0.3)	(8.4)
Corporate costs	(5.9)	(5.0)	(19.0)	(18.1)

	(16.1)	25.1	38.4	77.5
Restructuring charge	-	-	-	(8.5)
Profit on disposal	-	-	-	0.2
Other net (expense)/income	(4.3)	11.6	8.9	0.7

EBITDA	$(20.4)	$36.7	$47.3	$69.9

Schedule 3

INNOSPEC INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30		December 31
	2011		2010

		(in millions)
Assets
Current assets
Cash and cash equivalents	$136.9		$111.3
Trade and other accounts receivable (less allowances	92.2		84.2
of $2.0 and $2.1, respectively)
Inventories	137.7		122.3
Prepaid expenses	5.0		4.1
Prepaid income taxes	3.5		-

Total current assets	375.3		321.9

Property, plant and equipment	47.4		48.7
Goodwill	141.9		143.6
Intangible assets	15.6		19.0
Deferred finance costs	-		0.5
Deferred income taxes	16.8		12.7
Other non-current assets	0.5		1.9

Total assets	$597.5		$548.3

Liabilities and Stockholders’ Equity
Accounts payable	$53.3		$45.9
Current portion of accrued liabilities	82.4		85.7
Accrued income taxes	-		6.1
Current portion of long-term debt	80.0		15.0
Current portion of plant closure provisions	3.5		3.9
Current portion of unrecognized tax benefits	0.8		2.2
Current portion of deferred income	1.4		0.1

Total current liabilities	221.4		158.9

Accrued liabilities, net of current portion	13.1		13.6
Long-term debt, net of current portion	10.0		32.0
Plant closure provisions, net of current portion	23.5		23.6
Unrecognized tax benefits, net of current portion	11.0		6.4
Pension liability	5.8		11.7
Other non-current liabilities	0.2		0.5
Deferred income, net of current portion	1.0		0.9
Total stockholders’ equity	311.5		300.7

Total liabilities and stockholders’ equity	$597.5		$548.3

Schedule 4

INNOSPEC INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
		September 30
	2011		2010
		(in millions)

Cash Flows from Operating Activities

Net income	$29.3		$49.4
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	11.1		11.6
Impairment of Octane Additives segment goodwill	1.7		1.7
Deferred income taxes	(4.0)		(0.3)
Profit on disposal of property, plant and equipment	-		(0.2)
Non-cash issue of promissory note in civil complaint settlement	15.0		-
Non-cash issue of treasury stock in civil complaint settlement	5.0		-
Changes in working capital	(24.3)		(14.8)
Excess tax benefit from stock based payment arrangements	(1.2)		-
Accrued income taxes	(9.6)		(3.8)
Movement on plant closure provisions	(0.5)		(0.6)
Movement on pension liability	(6.6)		8.4
Stock option compensation	2.3		0.5
Movements on other non-current assets and liabilities	2.7		(9.5)

Net cash provided by operating activities	20.9		42.4

Cash Flows from Investing Activities

Capital expenditures	(5.9)		(6.3)
Proceeds on disposal of property, plant and equipment	-		0.2

Net cash (used in) investing activities	(5.9)		(6.1)

Cash Flows from Financing Activities

Net receipt of revolving credit facility	43.0		7.0
Repayment of term loan	(15.0)		(10.0)
Excess tax benefit from stock based payment arrangements	1.2		-
Issue of treasury stock	0.7		0.1
Repurchase of common stock	(19.5)		(0.2)

Net cash provided by/(used in) financing activities	10.4		(3.1)
Effect of foreign currency exchange rate changes on cash	0.2		(0.3)

Net change in cash and cash equivalents	25.6		32.9
Cash and cash equivalents at beginning of period	111.3		68.6

Cash and cash equivalents at end of period	$136.9		$101.5

Amortization of deferred finance costs of $0.5 million (2010 - $1.1 million) are included in depreciation and amortization in the cash flow statement but in interest expense in the income statement.